FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS 10.3% FOURTH QUARTER NET SALES GROWTH WITH STRONG MOMENTUM AND IMPROVING MARGINS HEADING INTO 2019

Fourth Quarter 2018 Highlights

•	Fourth quarter net sales increased 10.3 percent to $97.4 million from $88.3 million in the prior year

•	Key drivers of fourth quarter top-line growth included Synergy Worldwide up 19.9 percent, NSP Russia, Central and Eastern Europe up 21.1 percent and NSP China up 59.6 percent

•	Fourth quarter GAAP loss per share was ($0.15) compared to ($0.92) per share in the prior year

•	Fourth quarter adjusted loss per share was ($0.06) compared to ($0.11) per share in the prior year

•	Fourth quarter Adjusted EBITDA increased to $4.0 million from $1.0 million in the prior year

•	The Company ended 2018 debt free with $50.6 million in cash and cash equivalents

Full Year 2018 Highlights

•	Net sales for 2018 increased 6.7 percent to $364.8 million from $342.0 million in 2017

•	Key drivers of full year 2018 top-line growth included Synergy Worldwide up 13.9 percent, NSP Russia, Central and Eastern Europe up 19.9% and NSP China up 45.5%

•	Full year GAAP diluted loss per share was ($0.04) compared to ($0.69) per share in the prior year

•	Full year adjusted loss was ($0.05) per share compared to adjusted earnings per share of $0.15 per share in the prior year

•	Full year Adjusted EBITDA increased 28.1 percent to $17.6 million from $13.7 million in the prior year

•	The Company paid down $13.2 million on its revolving credit facility and ended the year with no debt outstanding

LEHI, Utah, March 7, 2019 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and sale of nutritional and personal care products, today reported its financial results for the fourth quarter ended December 31, 2018.

Management Commentary

“We concluded 2018 on a strong note, generating over 10 percent net sales growth during the fourth quarter. The growth was driven by sustained positive sales trends in NSP China, Synergy Asia Pacific and NSP Russia, Central and Eastern Europe. We are pleased with how our operations in China are developing, and continue to invest ahead of the growth. NSP China net sales increased 60 percent during the fourth quarter and rose 46 percent for the full year. We also continue to have good momentum in Korea, the primary driver of the Synergy Asia region,” stated Terrence Moorehead, Chief Executive Officer. “As we progress in 2019, we are working to reinvigorate our NSP Americas region with multiple specific initiatives that support our strategic objectives to become more modern, more flexible and more profitable. We see further opportunity to generate growth and capture market share, while improving the profit profile of the organization with the ultimate goal of enhancing shareholder value.”

Fourth Quarter 2018 Financial Summary

	Net Sales by Operating Segment
	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$32,089	$34,273	(6.4)%	$(103)	(6.1)%
NSP Latin America	5,259	6,377	(17.5)%	(139)	(15.4)%
	37,348	40,650	(8.1)%	(242)	(7.5)%

NSP Russia, Central and Eastern Europe	10,786	8,904	21.1%	(55)	21.8%

Synergy WorldWide:
Synergy Asia Pacific	30,192	23,448	28.8%	(330)	30.2%
Synergy Europe	4,829	5,583	(13.5)%	(186)	(10.2)%
Synergy North America	2,973	2,656	11.9%	-	11.9%
	37,994	31,687	19.9%	(516)	21.5%

NSP China	11,246	7,045	59.6%	(103)	61.1%

	$97,374	$88,286	10.3%	$(916)	11.3%

Net sales of $97.4 million increased 10.3 percent compared to $88.3 million in the fourth quarter of 2018. On a local currency basis, net sales increased 11.3 percent compared to 2018. The increase was primarily related to growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China offset by a $3.3 million decline in net sales in NSP Americas and a $0.8 million decline in Synergy Europe. Net sales were also negatively impacted by $0.9 million of unfavorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, increased to 73.8 percent from 72.1 percent in the fourth quarter of 2017. The increase in gross margin as compared to the prior year was primarily driven by changes in market mix and reserves for obsolete inventory recorded in the prior year.

Volume incentives, as a percentage of net sales, decreased to 32.8 percent from 36.2 percent in the fourth quarter of 2017. The decrease in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are lower than the consolidated average, and the growth in NSP China where sales commissions to independent service providers are included in selling, general and administrative expenses (“SG&A”).

SG&A expenses increased by approximately $6.6 million to $41.1 million for the fourth quarter of 2018. The increase in SG&A expenses is primarily due to increase in independent service fees in China, CEO transition related expenses, restructuring charges and other employee related benefits. As a percentage of net sales, SG&A expenses were 42.2 percent, compared to 39.1 percent for the same period in 2017. Excluding the impact of CEO transition expenses and other restructuring charges, fourth quarter SG&A expenses as a percentage of net sales were 40.1 percent compared to 38.1 percent in the prior year period.

The operating loss in the fourth quarter of 2018 was $1.2 million, or 1.3 percent as a percentage of net sales, as compared to $2.8 million, or 3.2 percent as a percentage of net sales in the fourth quarter of 2017. Excluding non-recurring items note above, operating income was $0.8 million, or 0.8 percent as a percentage of net sales, compared to a loss of $1.9 million, or 2.2 percent as a percentage of net sales in the prior year period.

Other income (loss), net, in the fourth quarter of 2018 was a loss of $0.7 million compared to a loss of $0.1 million in the fourth quarter of 2018. The provision for income taxes was $0.9 million in the fourth quarter of 2018 compared to $14.7 million in the fourth quarter of 2017. For the fourth quarter of 2018 the tax provision was primarily due to the U.S. tax impact of foreign operations, including Global Intangible Low-taxed Income (“GILTI”) tax considerations, foreign withholding taxes, transfer pricing adjustments, foreign losses not benefited and foreign rate differentials. For the fourth quarter of 2017 the tax provision was primarily due to the impact of tax reform, including increases to valuation allowances on foreign tax credits and revaluation of deferred tax assets and liabilities to the new lower U.S. federal tax rate as well as the impact of foreign losses not benefited.

The GAAP net loss attributable to common shareholders was $2.9 million, or $0.15 per common share, compared to a loss of $17.4 million, or $0.92 per common share, in 2017. Net income attributable to NSP China was $0.5 million, or $0.03 per common share for the quarter, compared to a loss of $1.3 million, or $0.07 per common share for the fourth quarter of 2017.

Adjusted net loss attributable to common shareholders was $1.2 million, or ($0.06) per common share, compared to an adjusted net loss of $2.0 million, or ($0.11) per common share in the prior year period. A reconciliation of adjusted net income/loss to GAAP net income/loss is provided in the attached financial tables.

Adjusted EBITDA was $4.0 million, compared to $1.0 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Loss to Adjusted EBITDA is provided in the attached financial tables.

Year Ended December 31, 2018 Financial Summary

	Net Sales by Operating Segment
	Year Ended December 31, 2018	Year Ended December 31, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$133,520	$140,405	(4.9)%	$19	(4.9)%
NSP Latin America	22,597	25,612	(11.8)%	(221)	(10.9)%
	156,117	166,017	(6.0)%	(202)	(5.8)%

NSP Russia, Central and Eastern Europe	38,585	32,190	19.9%	239	19.1%

Synergy WorldWide:
Synergy Asia Pacific	109,952	89,329	23.2%	2,558	20.2%
Synergy Europe	20,334	23,529	(13.6)%	902	(17.4)%
Synergy North America	10,742	10,975	(2.1)%	-	(2.1)%
	141,028	123,833	13.9%	3,460	11.1%

NSP China	29,080	19,989	45.5%	584	42.6%

	$364,810	$342,029	6.7%	$4,081	5.5%

Net sales increased 6.7 percent to $364.8 million compared to $342.0 million in the year ended December 31, 2017. On a local currency basis, net sales increased 5.5 percent compared to 2017. Growth was primarily related to continued growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, offset by a $9.9 million decline in net sales in NSP Americas and a $3.2 million decline in Synergy Europe. Net sales were also positively impacted by $4.1 million of favorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, increased to 73.8 percent from 73.4 percent in the year ended December 31, 2017. The increase in gross margin as compared to the prior year was primarily driven by changes in market mix and reserves for obsolete inventory recorded in the prior year.

Volume incentives, as a percentage of net sales, increased to 34.4 percent from 35.1 percent in the year ended December 31, 2017. The decrease in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are higher than the consolidated average, partially offset by growth in NSP China where sales commissions to independent service providers are included in SG&A expenses.

SG&A expenses increased by approximately $8.8 million to $138.4 million for the year ended December 31, 2018. The increase in SG&A expenses is primarily due to transition costs related to the retirement of the Company’s Chief Executive Officer, the increase in independent service fees from the Company’s growth in China, the timing of accrued employee benefits, and increased depreciation related to the Company’s Oracle ERP system implemented in April 2017, which were partially offset by gains on the sales of a certain real estate properties. As a percentage of net sales, SG&A expenses were 37.9 percent of net sales for both years. Excluding the impact of CEO transition expenses, gains on sales of property and other restructuring charges, 2018 SG&A expenses as a percentage of net sales were 37.9 percent compared to 37.5 percent in the prior year.

Operating income for the year ended December 31, 2018 was $5.4 million or 1.5 percent as a percentage of net sales, as compared to operating income of $1.4 million or 0.4 percent as a percentage of net sales, in the same period in 2017. Excluding non-recurring items note above, operating income was $5.6 million, or 1.5 percent as a percentage of net sales, compared to $2.9 million, or 0.8 percent as a percentage of net sales in the prior year period.

Other income (loss), net, in the year ended December 31, 2018 was a loss of $2.2 million compared to income of $1.8 million for the same period in 2017. The provision for income taxes was $4.4 million in the year ended December 31, 2018 compared to $17.0 million for the same period in 2017. The effective rate for 2018 differed from the federal statutory rate of 21.0 percent primarily due to the U.S. tax impact of foreign operations, including GILTI, foreign withholding taxes, transfer pricing adjustments, foreign losses not benefited and foreign rate differentials. The effective income tax rate for 2017 differed from the federal statutory rate of 35.0 percent primarily due to the impacts of tax reform, including increases to valuation allowances on foreign tax credits and revaluation of deferred tax assets and liabilities to the new lower U.S. federal tax rate as well as the impact of foreign losses not benefited.

The GAAP net loss attributable to common shareholders was $0.9 million, or $0.04 per diluted common share, compared to $12.9 million, or $0.69 per diluted common share, in 2017. The net loss attributable to NSP China was $1.7 million, or $0.09 per diluted common share for the year ended December 31, 2018, compared to $4.4 million, or $0.23 per diluted common share for the same period in 2017.

Adjusted net loss attributable to common shareholders was $1.0 million, or ($0.05) per common share, compared to adjusted net income of $2.9 million, or $0.15 per common share in the prior year period. A reconciliation of adjusted net income/loss to GAAP net income/loss is provided in the attached financial tables.

Adjusted EBITDA was $17.6 million, compared to $13.7 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income (loss) from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Loss to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $21.8 million for the year ended December 31, 2018, compared to $10.5 million for the prior year period. Capital expenditures during the year ended December 31, 2018 totaled $4.8 million compared to $5.5 million in the same period 2017. The Company ended the year of 2018 with cash and cash equivalents of $50.6 million.

Active Distributors and Customers by Segment (1)

	2018		2017
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	97,800	5,300	106,900	5,600
NSP Russia, Central and Eastern Europe	75,400	3,500	68,600	3,200
Synergy WorldWide	51,700	3,800	55,400	4,200
Total	224,900	12,600	230,900	13,000

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was approximately 488,000 as of December 31, 2018.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its fourth quarter and full year 2018 results on Thursday, March 7, 2019 at 5:00 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-877-423-9813, conference ID: 13688121. International callers can dial 1-201-689-8573, conference ID: 13688121. A replay will be available from March 7, 2019 at 8:00 PM Eastern Time through Thursday, March 21, 2019 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 13688121. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 488,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	the effect of complex legal and regulatory requirements, particularly in China and South Korea;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent distributors;

•	failure of the Company’s independent distributors to comply with advertising laws;

•	changes to the Company’s independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation, including the impact of the Tax Cuts and Jobs Act;

•	the availability and integrity of raw materials;

•	the competitive nature of the Company’s business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights;

•	reliance on third-parties to distribute its products and provide support services to independent distributors; and

•	actions on trade relations by the U.S. and foreign governments.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income/loss as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of the Company’s foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Net Income (Loss) to Adjusted EBITDA, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Net sales	$97,374	$88,286
Cost of sales	(25,539)	(24,607)
Gross profit	71,835	63,679

Operating expenses:
Volume incentives	31,972	31,983
Selling, general and administrative	41,092	34,537
Operating loss	(1,229)	(2,841)
Other income (loss), net	(731)	(74)
Loss before provision for income taxes	(1,960)	(2,915)
Provision for income taxes	852	14,693
Net loss	(2,812)	(17,608)
Net income (loss) attributable to noncontrolling interests	104	(250)
Net loss attributable to common shareholders	$(2,916)	$(17,358)

Basic and diluted net loss per common share:

Basic loss per share attributable to common shareholders	$(0.15)	$(0.92)

Diluted loss per share attributable to common shareholders	$(0.15)	$(0.92)

Weighted average basic common shares outstanding	19,210	18,911
Weighted average diluted common shares outstanding	19,210	18,911

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share information)
(Unaudited)

	Year Ended December 31,
	2018	2017
Net sales	$364,810	$342,029
Cost of sales	(95,691)	(91,037)
Gross profit	269,119	250,992

Operating expenses:
Volume incentives	125,337	119,970
Selling, general and administrative	138,431	129,635
Operating income	5,351	1,387
Other income (loss), net	(2,151)	1,835
Income before provision for income taxes	3,200	3,222
Provision for income taxes	4,402	17,039
Net loss	(1,202)	(13,817)
Net loss attributable to noncontrolling interests	(348)	(875)
Net loss attributable to common shareholders	$(854)	$(12,942)

Basic and diluted net loss per common share:

Basic loss per share attributable to common shareholders	$(0.04)	$(0.69)

Diluted loss per share attributable to common shareholders	$(0.04)	$(0.69)

Weighted average basic common shares outstanding	19,123	18,882
Weighted average diluted common shares outstanding	19,123	18,882

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$50,638	$42,910
Accounts receivable, net of allowance for doubtful accounts of $460 and $395, respectively	7,751	8,888
Assets held for sale	-	998
Inventories	42,048	44,047
Prepaid expenses and other	6,388	5,666
Total current assets	106,825	102,509

Property, plant and equipment, net	64,061	69,106
Investment securities - trading	1,308	1,980
Intangible assets, net	618	709
Deferred income tax assets	9,056	8,283
Other assets	11,148	12,608
	$193,016	$195,195

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,219	$4,215
Accrued volume incentives and service fees	20,562	18,774
Accrued liabilities	34,801	24,980
Deferred revenue	1,197	3,348
Related party note payable	1,530	506
Income tax payable	3,378	1,834
Total current liabilities	66,687	53,657

Liability related to unrecognized tax benefits	2,192	4,633
Long-term debt and revolving credit facility	-	13,181
Deferred compensation payable	1,308	1,980
Long-term deferred income tax liabilities	1,556	770
Other liabilities	705	1,242
Total liabilities	72,448	75,463

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 19,204 and 18,919 shares issued and outstanding, respectively	133,684	131,525
Accumulated deficit	(2,072)	(2,072)
Noncontrolling interest	63	411
Accumulated other comprehensive loss	(11,107)	(10,132)
Total shareholders’ equity	120,568	119,732
	$193,016	$195,195

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,202)	$(13,817)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of long-lived assets, net	-	113
Provision for doubtful accounts	818	215
Depreciation and amortization	9,806	8,634
Share-based compensation expense	2,170	2,218
(Gain) loss on sales of property and equipment	(3,990)	284
Deferred income taxes	(18)	14,134
Purchase of trading investment securities	(165)	(501)
Proceeds from sale of trading investment securities	775	151
Realized and unrealized (gains) losses on investments	87	(216)
Foreign exchange losses (gains)	1,697	(1,980)
Changes in assets and liabilities:
Accounts receivable	189	(1,241)
Inventories	1,066	5,177
Prepaid expenses and other current assets	(821)	(1,191)
Other assets	814	2,391
Accounts payable	1,035	(1,123)
Accrued volume incentives and service fees	1,762	1,884
Accrued liabilities	10,045	(986)
Deferred revenue	(357)	(324)
Income taxes payable	1,297	(1,758)
Liability related to unrecognized tax positions	(2,501)	(2,129)
Deferred compensation payable	(674)	589
Net cash provided by operating activities	21,833	10,524
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,834)	(5,501)
Proceeds from sale of property, plant and equipment	5,045	521
Proceeds from sale/maturities of investments available for sale	-	1,776
Net cash provided by (used in) investing activities	211	(3,204)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	-	(1,848)
Borrowings on new revolving credit facility	68,322	19,184
Principal payments on new revolving credit facility	(81,503)	(6,003)
Net borrowings on previous revolving credit facility	-	(9,919)
Proceeds from related party borrowings	1,000	506
Net proceeds from exercise of stock options	664	(347)
Payment of withholding taxes related to the vesting of restricted stock units	(675)	-
Net cash provided by (used in) financing activities	(12.192)	1,573
Effect of exchange rates on cash and cash equivalents	(2,124)	1,733
Net increase in cash and cash equivalents	7,728	10,626
Cash and cash equivalents at beginning of the period	42,910	32,284
Cash and cash equivalents at end of the period	$50,638	$42,910

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Net loss	$(2,812)	$(17,608)
Adjustments:
Depreciation and amortization	2,493	2,598
Share-based compensation expense	712	314
Other (income) loss, net*	731	74
Provision (benefit) for income taxes	852	14,693
Other adjustments (1)	2,028	896
Adjusted EBITDA	$4,004	$967

(1) Other Adjustments
CEO Transition	$1,000	$-
Restructuring related expenses	839	896
Decrease in gains on sale of properties	189	-
Total adjustments	$2,028	$896

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Net loss	$(1,202)	$(13,817)
Adjustments:
Depreciation and amortization	9,806	8,634
Share-based compensation expense	2,170	2,218
Other (income) loss, net*	2,151	(1,835)
Provision for income taxes	4,402	17,039
Other adjustments (1)	252	1,483
Adjusted EBITDA	$17,579	$13,722

(1) Other Adjustments
CEO Transition	$2,518	$-
Restructuring related expenses	1,525	1,483
Gains on sale of properties	(3,791)	-
Total adjustments	$252	$1,483

* Other (income) loss, net is primarily comprised of foreign exchange gains and losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Net loss	$(2,812)	$(17,608)
Adjustments:
CEO transition	1,000	-
Restructuring related expenses	839	896
Decrease in gains on sales of properties	189	-
Tax impact of adjustments	(338)	(221)
Impact of 2017 tax reform	-	14,680
Total adjustments	1,690	15,355
Non-GAAP net loss	$(1,122)	$(2,253)

Reported loss attributable to common shareholders	$(2,916)	$(17,358)
Total adjustments	1,690	15,355
Non-GAAP net loss	$(1,226)	$(2,003)

Basic loss per share, as reported	$(0.15)	$(0.92)
Total adjustments, net of tax	0.09	0.81
Basic loss per share, as adjusted	$(0.06)	$(0.11)

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Year Ended December 31,
	2018	2017
Net loss	$(1,202)	$(13,817)
Adjustments:
CEO transition	2,518	-
Restructuring related expenses	1,525	1,483
Net gains on sales of properties	(3,791)	-
Tax impact of adjustments	(410)	(365)
Impact of 2017 tax reform	-	14,680
Total Adjustments	(158)	15,798
Non-GAAP net income (loss)	$(1,360)	$1,981

Reported loss attributable to common shareholders	$(854)	$(12,942)
Total adjustments	(158)	15,798
Non-GAAP net income (loss)	$(1,012)	$2,856

Basic loss per share, as reported	$(0.04)	$(0.69)
Total adjustments, net of tax	(0.01)	0.84
Basic income (loss) per share, as adjusted	$(0.05)	$0.15

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com